UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry Into a Material Definitive Agreement.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Second Amendment to Amended and Restated Receivables Sale Agreement

Effective May 31, 2005, SIRVA, Inc. (“SIRVA”), through its wholly owned, special purpose subsidiary SIRVA Relocation Credit, LLC (“SRC”), and its subsidiaries SIRVA Relocation LLC (“SIRVA Relocation”) and Executive Relocation Corporation (“Executive Relocation”), entered into a second amendment (the “Second Amendment”) to the Amended and Restated Receivables Sale Agreement (the “Sale Agreement”), as amended by the Waiver and First Amendment (the “First Amendment”) dated as of March 31, 2005, with General Electric Capital Corporation (“GECC”), The CIT Group/Business Credit, Inc. (“CIT”) and LaSalle Bank National Association (“LaSalle”) as Purchasers, and LaSalle as Agent.  Capitalized terms not defined in this Current Report have the meanings ascribed to them in the Sale Agreement, the First Amendment or the Second Amendment, as appropriate.  The receivables are comprised of relocating employee receivables and employer receivables arising under certain relocation services agreements, including all related assets with respect thereto.  As previously disclosed, an affiliate of LaSalle sold all of the issued and outstanding stock of Executive Relocation to a subsidiary of SIRVA in December 2004.  Affiliates of LaSalle and GECC are lenders on SIRVA’s credit agreement, and may continue in the future to provide funding to SIRVA and its affiliates.

Under the Sale Agreement, SRC sells undivided percentage interests in a receivables portfolio on a non-recourse basis to LaSalle, CIT and GECC, which are unaffiliated third parties.  The initial payment for the interests in the receivables pool is discounted and the balance only paid if and when the receivables are collected.  Since SRC is entitled to payment from the collected balances, it retains an interest in the unfunded portion of the sold receivables and it also retains an interest in the amount of any receivables that are not eligible under the terms of the Sale Agreement.  SIRVA Relocation and Executive Relocation are involved in the receivables collection process.

Among other things, the Second Amendment changes the definition of “Eligible Receivables” to provide that no Unbilled Miscellaneous Receivable may be an Eligible Receivable at any time when certain conditions (the “Reconciliation Conditions”) are not satisfied and that no Unbilled Miscellaneous Receivable described in clause (i) of the definition of “Miscellaneous Receivable” may be an Eligible Receivable.  The Second Amendment also revised the Default Ratio that would trigger a Termination Event, so that the Maximum Permitted Default Ratio for any calendar month is as follows:

Month	Maximum Permitted Default Ratio
April 2005	20%
May 2005	20%
June 2005	17.5%
July 2005 – October 2005	15%
November 2005	20%
December 2005	20%
January – April of each year thereafter	20%
May – October of each year thereafter	15%
November and December of each year thereafter	20%

Under the Second Amendment, the Agent and the Purchasers have not waived any rights or remedies they may have with respect to the matters, except as set forth in Section 3(b)(iii) of the First Amendment, that are the subject of SIRVA’s previously-disclosed Audit Committee review and informal investigation by the Securities and Exchange Commission, or any related matters.

In the Second Amendment, SRC, SIRVA Relocation and Executive Relocation restate and reaffirm the truth and correctness of previous representations and warranties included in the Receivables Sale Agreement, the Purchase Agreement and the First Amendment, the enforceability of the Second Amendment, and the lack of any Potential Termination Event that will not be cured by the Second Amendment becoming effective.  SIRVA Relocation paid an amendment fee to the Agent (for the account of LaSalle and GECC, each of which received half of such fee) of $25,000 in connection with the Second Amendment.

The description of the Second Amendment set forth above is qualified in its entirety by reference to the actual terms of the amendment, which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01                Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

Exhibit Number	Description
99.1

Second Amendment to Amended and Restated Receivables Sale Agreement, dated as of May 31, 2005, among SIRVA Relocation Credit, LLC; SIRVA Relocation LLC; Executive Relocation Corporation; General Electric Capital Corporation; The CIT Group/Business Credit, Inc.; and LaSalle Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: June 2, 2005
	By:	/s/ Ralph A. Ford
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary